UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 1, 2021, the board of directors (the “Board”) of Byrna Technologies Inc. (the “Company”) filled a newly created vacancy by appointing Emily Rooney (“Rooney”) as a director. The Company anticipates that Rooney will serve on the Board’s Audit Committee. The Board has determined that Rooney is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Marketplace. There are no arrangements or understandings between Rooney and any other persons, pursuant to which she was selected as a director.

Rooney was host and executive editor of WGBH’s weekly Beat The Press program for 24 years, a media criticism program which has earned awards including two local Emmy’s, five National Press Club awards, and the University of Pennsylvania’s Bart Richards Award for media criticism. Simultaneously, Rooney was host and executive editor of Greater Boston, WGBH’s local issues and public affairs program for 18 years. During that time, Greater Boston was honored with several New England Emmys, Associated Press and Edward R. Murrow Awards for Best Public Affairs Program, and excellence in writing and commentary. Rooney has also received the Dennis Kauff Award for Excellence in Reporting, the Yankee Quill Award from the American Newspaper Society, Reporter of the Year Award from the Massachusetts Bar Association, and has been inducted into the Massachusetts Broadcasters Hall of Fame.

Rooney came to WGBH from the Fox Network in New York, where she oversaw political coverage, including the 1996 presidential primaries, national conventions, and presidential election. When she joined Fox in 1994, she was senior producer of Fox news productions, developing news programming for Fox and producing specials. Prior to Fox, Rooney was executive producer of ABC’s World News Tonight with Peter Jennings.

Rooney is a graduate of American University in Washington, D.C. and has honorary doctorates from UMass Boston and Westfield State.

Rooney will receive compensation as an outside director of the Company under the director compensation policies adopted by the Board from time to time. The Company also entered into an indemnification agreement with Rooney in connection with her appointment to the Board. The indemnification agreement is in substantially the same form as the form of indemnification agreement for the other directors of the Company that was filed as Exhibit 10.17 to the Company’s Amendment to Registration Statement on Form S-1, filed with the SEC on July 12, 2021. There are no transactions with Rooney which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: October 4, 2021	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer